Exhibit 23.1

               Consent of Independent Certified Public Accountants




Board of Directors
Innovo Group Inc.



         We  hereby   consent  to  the   incorporation   by  reference  in  this
Registration Statement and the Prospectus constituting a part of this Registration Statement of our report dated January 26, 1996 relating to the consolidated financial statements and schedule of Innovo Group Inc., and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 1995.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                       /s/ BDO Seidman, LLP
                                                       --------------------
                                                           BDO Seidman, LLP




Atlanta, Georgia
March 7, 1996